Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

between

LSB INDUSTRIES, INC.

as Issuer,

and

the Purchasers

Dated as of June 28, 2007

REGISTRATION RIGHTS AGREEMENT dated as of June 28, 2007 between LSB Industries, Inc., a Delaware corporation (the “Company”) and the purchasers (the “Purchasers”) named in Schedule I to the Purchase Agreement dated June 28, 2007 (the “Purchase Agreement”), between the Company and the Purchasers. In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

The Company agrees with the Purchasers, (i) for their benefit as Purchasers and (ii) for the benefit of the beneficial owners (including the Purchasers) from time to time of the Debentures (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Debentures (each of the foregoing a “Holder” and together the “Holders”), as follows:

Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

“Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(e) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Common Stock” means the shares of common stock, $0.10 par value per share, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

“Conversion Price” has the meaning assigned such term in the Indenture.

“Damages Accrual Period” has the meaning set forth in Section 2(g) hereof.

“Damages Payment Date” means each July 1 and January 1.

“Debentures” means the 5.5% Convertible Senior Subordinated Debentures Due 2012 of the Company to be purchased pursuant to the Purchase Agreement.

“Deferral Notice” has the meaning set forth in Section 3(h) hereof.

“Deferral Period” has the meaning set forth in Section 3(h) hereof.

“Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Effectiveness Period” means the period commencing on the date hereof and ending on the earlier of the date that all Registrable Securities have ceased to be Registrable Securities and July 1, 2010.

“Event” has the meaning set forth in Section 2(g) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.

“Holder” has the meaning set forth in the second paragraph of this Agreement.

“Indenture” means the Indenture, dated as of June 28, 2007, between the Company and UMB Bank, n.a., as trustee, pursuant to which the Debentures are being issued.

“Purchasers” has the meaning set forth in the preamble hereof.

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Issue Date” means June 28, 2007.

“Liquidated Damages Amount” has the meaning set forth in Section 2(g) hereof.

“Material Event” has the meaning set forth in Section 3(h) hereof.

“Notice and Questionnaire” means a written notice delivered to the Company containing the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex C to the Offering Memorandum of the Company dated June 25, 2007 relating to the Debentures.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Other Registration Rights” means the rights of third parties to require the Company to register the sale of securities of the Company under the agreements described on Schedule II.

“Purchase Agreement” has the meaning set forth in the preamble hereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Record Holder” means with respect to any Damages Payment Date relating to any Debentures or Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Debenture or Underlying Common Stock on the June 15 immediately preceding a Damages Payment Date occurring on a July 1, and on the December 15 immediately preceding a Damages Payment Date occurring on a January 1.

“Registrable Securities” means the Debentures until such Debentures have been converted into or exchanged for the Underlying Common Stock and, at all times the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its transfer pursuant to Rule 144 under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Restricted Securities” means “Restricted Securities” as defined in Rule 144.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Special Counsel” means Blank Rome LLP or one such other successor counsel as shall be specified in writing to the Company by the Holders of a majority of the Registrable Securities, but which may, with the written consent of J Giordano Securities Group, be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses of which will be paid by the Company pursuant to Section 5 hereof. For purposes of determining the Holders of a majority of the Registrable Securities in this definition, Holders of Debentures shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date the consent is requested or specification of counsel is made.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means UMB Bank, n.a., the Trustee under the Indenture.

“Underlying Common Stock” means the Common Stock into which the Debentures are convertible or issued upon any such conversion.

Section 2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date that is sixty (60) days after the Issue Date (the “Filing Deadline Date”), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-1 or S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and permitted by applicable law and set forth in the Initial Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is one hundred fifty (150) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date at least ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Except as provided in the Other Registration Rights, none of the Company’s security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement. The Shelf Registration Statement shall, to the extent required to register the resale of all the Registrable Securities, include the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

(b) Promptly following the Closing, the Company shall use its reasonable commercial efforts to obtain the agreement of the holders of the Other Registration Rights not to require the inclusion in the Registration Statement of any of the securities covered by the Other Registration Rights. If such agreement cannot be obtained, the Company will use reasonable commercial efforts to obtain waivers of the 20 and 30 day notice periods included in the Other Registration Rights so that the filing of the Registration Statement is not delayed. In any event, unless and until any of the foregoing can be accomplished, the Company shall give all notices and take such other actions as may be required under the Other Registration Rights expeditiously and without delay and, in particular, shall give the initial notice of its proposal to file the Registration Statement on the Closing Date so as to start the respective 20 and 30 day notice periods contained in the Other Registration Rights.

(c) Following the date that the Initial Shelf Registration Statement is declared effective, if the Initial Shelf Registration Statement or any Subsequent Shelf Registration

Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities, it being agreed that the right of the Company to suspend the use of a Registration Statement pursuant to Section 3(h) shall not be deemed a cessation of effectiveness of the Registration Statement), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness or as otherwise provided in this Section 2, amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

(d) The Company shall supplement and amend the Shelf Registration Statement (i) as required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement so as to keep the Registration Statement continuously effective and current so that Registrable Securities can be sold thereunder by the Holders named therein until the end of the Effectiveness Period and (ii) to name a Notice Holder as a selling securityholder pursuant to Section (e) below.

(e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e) and Section 3(h) of this Agreement. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder that is not a Notice Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, until the end of the Effectiveness Period, the Company shall, as promptly as practicable (subject to the limitations of clause (i) below), do the following:

(i) If required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that any Holder delivering a Notice and Questionnaire to the Company pursuant to Section 8(c) is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law. If the Notice Holder can be included in the Prospectus by the filing of a supplement to the Prospectus rather than the filing of a post-effective amendment to the Registration Statement, the Company shall prepare and file such supplement promptly, but in no event later than ninety (90) days after receipt of the Notice and Questionnaire from such

Holder. If the Company shall file a post-effective amendment to the Shelf Registration Statement which adds such Holder, the Company shall use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days (ninety (90) days if the post-effective amendment is reviewed by the SEC) after the date such post-effective amendment is required by this Section 2 to be filed; except that if the Shelf Registration Statement is on Form S-1 and a Deferral Period will be in effect until such post-effective amendment to such shelf Registration Statement has been declared effective, then the Amendment Effectiveness Deadline Date for such post-effective amendment shall be the applicable date set forth in Section 2(f). The Company shall not be required to file more than one post-effective amendment in any calendar year which includes additional Holders pursuant to this clause (i) provided that the Company files post-effective amendments to the Shelf Registration Statement as required by Section 2(f). Whenever the Company files a post-effective amendment to the Registration Statement by reason of Section 2(f) it shall include any additional Holders as selling securityholders therein provided the Company received the applicable Notice and Questionnaire from such Holder at least ten (10) Business Days prior to the filing of such post-effective amendment with the SEC. If the Company files two or more post-effective amendments pursuant to Section 2(f) and complies with its obligations in the preceding sentence, the Company shall not, solely by reason of this Section 2(e) be required to file an additional post-effective amendment.

(ii) The Company shall provide such Holders copies of any documents filed pursuant to Section 2(e)(i); and

(iii) The Company shall notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i).

Notwithstanding the foregoing, if such Notice and Questionnaire is delivered during a Deferral Period, or a Deferral Period commences within five (5) Business Days after the Company receives the Notice and Questionnaire, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date in Section 2(e)(i) shall be extended by up to ten (10) Business Days from the expiration of such Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on such Amendment Effectiveness Deadline Date.

(f) If the Registration Statement is on Form S-1, within ten (10) Business Days after the filing with the SEC of the Company’s annual report on Form 10-K for any period and within ten (10) Business Days after the filing with the SEC of any other report by the Company disclosing a fundamental change in the Company or its business or disclosing any other information which triggers or extends a Deferral Period, file a post-effective amendment to the

Registration Statement to include the information in the Registration Statement so that when such post-effective amendment has been declared effective by the SEC, the Deferral Period will terminate. The Amendment Effectiveness Deadline Date for any such post-effective amendments shall be sixty (60) days if there is no SEC review and ninety (90) days if there is an SEC review of such post-effective amendment. With respect to any post-effective amendment filed pursuant to this Section 2(f), the Company shall provide the Holders with copies thereof as filed and notify each Holder as promptly as practicable after such post-effective amendment is declared effective under the Securities Act.

(g) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

(i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

(ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or

(iii) on any day after the Effectiveness Deadline Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during a Deferral Period (as defined in Section 3(h) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”). No Maintenance Failure shall exist during a Deferral Period.

Each event described in any of the foregoing clauses (i) through (ii) is individually referred to herein as an “Event.” For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Event by - Clause	Beginning Date	Ending Date
(i)	Filing Deadline Date	the date the Initial Shelf Registration Statement is filed

(ii)	Effectiveness Deadline Date	the date the Initial Shelf Registration Statement becomes effective under the Securities Act

(iii)	The initial day of a Maintenance Failure	the date such Maintenance Failure is cured

Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Company shall pay, as liquidated damages and not as a penalty, to Record Holders of Debentures an amount (the “Liquidated Damages Amount”) accruing, for each day in the Damages Accrual Period, in respect of any Debenture, at a rate per annum equal to (1) 0.25% of the aggregate principal amount of such Debenture to and including the 90th day of such Damages Accrual Period and (2) 0.5% of the aggregate principal amount of such Debenture from and after the 91st day of such Damages Accrual Period. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Debenture from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the Damage Accrual Period (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damage Accrual Period does not end on a Damages Payment Date) to the Record Holders of the Debentures entitled thereto; provided that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof redeemed by the Company on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The Trustee shall be entitled, on behalf of Record Holders of Debentures or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount due to Record Holders of Debentures. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

All of the Company’s obligations set forth in this Section 2(g) to pay any Liquidated Damages Amount that is outstanding with respect to any Debenture at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

The parties hereto agree that the liquidated damages provided for in this Section 2(g) constitute a reasonable estimate of the damages that may be incurred by Holders of Debentures by reason of the failure of the Shelf Registration Statement to be filed or declared effective in accordance with the provisions hereof. The parties hereto further agree that the liquidated damages provided for in this Section 2(g) do not apply to Underlying Common Stock.

Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period, the Company shall:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable

Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective until the expiration of the Effectiveness Period; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Purchasers, all Notice Holders and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least two (2) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto except in the case of a post-effective amendment to be filed pursuant to Section 2(f), a copy of such proposed post-effective amendment shall be furnished at least one (1) Business Day prior to the filing of such post-effective amendment with the SEC.

(b) Subject to Section 3(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition by Holders of Registrable Securities of all securities covered by such Registration Statement during the Effectiveness Period.

(c) As promptly as practicable give notice to the Notice Holders, the Purchasers and the Special Counsel, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the occurrence of, but not the nature of or details concerning, a Material Event.

(d) Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder and the Purchasers of the withdrawal of any such order.

(e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Purchasers, upon request and without charge, at least one (1) conformed copy of the

Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

(f) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel, if any, and the Purchasers, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact, including the filing of the Company’s annual report on Form 10-K or any other filing with the SEC disclosing information that is required to be included in the Registration Statement (a “Material Event”) as a result of which in the reasonable opinion of the Company any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

(i) in the case of clause (B) above, subject to the next sentence and Section 2(f), as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

(ii) give notice to the Notice Holders, and the Special Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(g), no more than, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(g), not exceed, thirty (30) days in any ninety (90) day period or ninety (90) days in any twelve (12) month period.

(i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further, in the case of clauses (i) and (ii), that such persons shall give the Company reasonable notice of such requirement and reasonable opportunity, at its expense, to seek an order, decree or judgment protecting the confidentiality of such information, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by Special Counsel and shall be exercisable no more than one time in any 12-month period. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

(j) Use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

(k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates, following the date the Registration Statement is declared effective, shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least one (1) Business Day prior to any sale of such Registrable Securities.

(l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

(n) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to two of Reuters Economic Services, Bloomberg Business News or Business Wire.

Section 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective, except as otherwise noted below. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and, subject to the limitation contained in Section 3(g) hereof, state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel not in excess of $5,000 in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to the Initial Shelf Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (v) fees and disbursements of one Special Counsel in connection with the Initial Shelf Registration Statement of up to $25,000, (vi) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vii) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each selling Holder of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, and all transfer taxes, to the extent required by applicable law, and such selling Holder’s registration expenses, including the fees and disbursements of its counsel (other than the fees and disbursements of Special Counsel paid by the Company as referred to above) and other representatives.

Section 6. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim but excluding any consequential damages) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company shall not be liable to indemnify any Holder insofar as such losses, claims, damages or liabilities are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein, (ii) based upon a Holder’s failure to provide the Company with a material fact relating to the Holder which is required to be included in the Registration Statement or necessary to make a statement in the Registration Statement not be misleading, (iii) relate to sales of Registrable Securities by a Holder to the person asserting any such losses, claims, damages or liabilities, if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3(f) hereof; (iv) based upon the Holder’s use of a prospectus during a period when the Holder has been notified that the use of the prospectus has been suspended; or (v) finally judicially determined to have resulted from the bad faith or gross negligence of such Holder.

(b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and any of their affiliates or any other Holder or its affiliates, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to (i) information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto, (ii) information relating to the Holder which the Holder fails to provide in writing for use in the Registration Statement or Prospectus resulting in an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or in connection with a sale of Registrable Securities for which the Holder would not be entitled to indemnification pursuant under Section 6(a)(iii) or 6(a)(iv). In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such proceedings and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding who are entitled to indemnification under Section 6(a) or 6(b) hereof and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable ethical legal standards due to actual or potential differing interests between them based upon the indemnified party’s reasonable judgment upon advice of counsel to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of all such indemnified parties in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be reasonably acceptable to the Company and shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Debentures deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment that is indemnifiable pursuant to Section 6(a) or 6(b), as the case may be, subject to the limitations contained in this Section 6. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company or the failure of such party to provide information, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

(f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

Section 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period, the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

Section 8. Miscellaneous.

(a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements except to the extent that a waiver has been obtained.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing two sentences, this Agreement may be amended by written agreement signed by the Company and the Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

(ii) if to the Company, to:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention:        David M. Shear, Esq.

    General Counsel

Telecopy No.: (405) 236-1209

and

Conner & Winters, LLP

211 N. Robinson, Suite 1700

Oklahoma City, Oklahoma 73102

Attention:        Irwin H. Steinhorn, Esq.

Telecopy No.: (405) 232-2695

(iii) if to the Purchasers, to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention:        Elise M. Adams, Esq.

Telecopy No.: (212) 885-5001

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith (which shall be deemed given when received).

(d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Purchasers or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e) Successors and Assigns. Any person who purchases any Registrable Securities from the Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for the Liquidated Damages Amount under Section 2(g) hereof to the extent such amount accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above.

LSB INDUSTRIES, INC.

By:
	Name:	Jack E. Golsen
	Title:	Chairman and Chief Executive Officer

[Signatures Follow]

SCHEDULE I

Purchaser signature page with respect to the Registration Rights Agreement between LSB Industries, Inc. and the several Purchasers dated June 28, 2007.

Confirmed and accepted as of the date first above written:

Purchaser:

By:
Name:
Title:

SCHEDULE II

1.	Registration Rights Agreement, dated as of March 25, 2005, among the Company, Kent C. McCarthy, Jayhawk Capital Management, L.L.C., Jayhawk Investments, L.P., and Jayhawk Institutional Partners, L.P.

2.	The Company is subject to a Registration Rights Agreement (the “Existing Rights Agreement”) in connection with a private placement of 7% Convertible Senior Subordinated Debentures due 2011 (“7% Debentures”), issued by us in March, 2006. In connection with the Registration Rights Agreement. The Company has registered on Form S-1, No. 333-134111, as amended by a Post-Effective Amendment filed on April 10, 2007, all of the 7% Debentures and underlying common stock issued or issuable upon conversion of the 7% Debentures. All of the 7% Debentures have been converted into Common Stock. Under the Registration Rights Agreement, we are obligated to keep the shares of Common Stock issued upon conversion of the 7% Debentures registered until the earlier of (i) March 14, 2009 and (ii) the earliest of (a) the shares have been resold in accordance with the registration statement, (b) expiration of the holding period that would be applicable thereto under Rule 144(k) as to such shares or (c) the shares have been transferred pursuant to Rule 144, and, in each case, the legend with respect to transfer restrictions is removed or removable.